EXHIBIT 6

NETLOJIX ACQUISITIONS CORPORATION

68 Alameda Padre Serra

Santa Barbara, California 93103

February 28, 2003

Jeff Jensen

7802 Leesburg Drive

Colleyville, TX 76034

Re:          Rescission of Stock Purchase

Dear Jeff:

On December 31, 2002, NetLojix Acquisitions Corporation (“NAC”) purchased from you (“Seller”) a total of 851,738 shares (the “Shares”) of the common stock of NetLojix Communications, Inc. (“NetLojix”).  This purchase took place pursuant to a letter agreement dated December 8, 2002 (the “Purchase Agreement”), between Seller and Next2 Partners, LLC (“Next2”).  Next2 assigned its rights to NAC prior to the closing of the purchase.

This letter agreement (the “Rescission Agreement”) will confirm our agreement to rescind the Purchase Agreement and the purchase of the Shares on the terms set forth below.

1.                                       Mutual Consent to Rescission.  The parties hereby mutually consent and agree to rescind the Purchase Agreement and the purchase of the Shares.

2.                                       Disposition of Consideration Received. Upon execution of this Rescission Agreement, Seller will repay the $17,034.76 received from NAC for the Shares.

3.                                       Surrender of Rights. The parties mutually agree to forgo all other rights and benefits provided for under the Purchase Agreement as consideration for the rescission of that contract.

4.                                       General Provisions.  The general provisions set forth in Section 7 of the Purchase Agreement are incorporated herein by this reference.

If the foregoing correctly sets forth our mutual understanding, please execute and return one copy of this letter to the undersigned.

Very truly yours,

NETLOJIX ACQUISITIONS CORPORATION

By	/s/ Anthony E. Papa
Anthony E. Papa
Chief Executive Officer

Agreed to and accepted:

“Seller”

/s/ Jeff Jensen
Jeff Jensen

“Seller’s Spouse”

/s/ Lou Anne Jensen
Lou Anne Jensen

NEXT2 PARTNERS, LLC

By /s/ Anthony E. Papa
Anthony E. Papa
Manager